PRESS RELEASE                                    Source: Knockout Holdings, Inc.

RICHARD S. HAN APPOINTED CFO OF KNOCKOUT HOLDINGS

Thursday June 2, 7:30 am ET

NORTHLAKE, Ill.--(BUSINESS WIRE)--June 2, 2005--Knockout Holdings, Inc., (OTCBB:KNOH - News) exclusive developer and marketer of the new George Foreman's Knock-Out(R) line of household and automotive cleaning products, has appointed Richard S. Han, CPA, as chief financial officer, effective immediately. Mr. Han replaces Oscar Turner, who has resigned from the company to pursue other opportunities.

Prior to joining Knockout Holdings, Mr. Han served as a portfolio manager with Vicis Capital, since March 2004. While at Vicis Capital, Mr. Han focused on emerging growth public companies and worked extensively with company management teams to plan strategic direction, raise capital and develop business plans, including financial projections. From 2002 to 2004, Mr. Han founded Indigo Partners and served as chief operating officer where he managed a network of external relationships for the fund including company executives, government regulators, commercial banks, law firms, consultants, accountants and local securities firms. Prior to Indigo, Mr. Han served as co-head of Corporate Equity Derivatives at Goldman Sachs, as well as vice president within Equity Capital Markets at Credit Suisse First Boston. Mr. Han holds masters of arts from Columbia University and a bachelor of arts from the University of Chicago.


John Bellamy, chairman and chief executive officer of Knockout Holdings, Inc., stated, "Richard is a high caliber finance executive who brings over a decade of strong capital markets expertise and extensive experience with emerging growth public companies. These attributes will be invaluable to Knock-Out, ensuring that we have the necessary resources and disciplined infrastructure to support the next phase of our growth strategy. Having built a solid retail distribution network, we are now concentrating our efforts more heavily on marketing and building consumer awareness of the George Foreman's Knock-Out(R) line of household and automotive cleaning products. I would also like to thank Oscar Turner for his considerable contribution to the establishment of the financial infrastructure to carry the company from inception through its development stage. It has been a pleasure working with Oscar and I wish him all the best in his future endeavors."


About Knockout Holdings, Inc.

Knockout develops and markets celebrity-branded products that are intended to be safe for human use and environmentally friendly. Knockout has a license agreement with George Foreman to market its cleaning products for household, automotive and industrial use globally. For more information, please visit www.theknockoutgroup.com.

Certain matters discussed in this news release are "forward-looking statements." These forward-looking statements, which apply only on the date of this release, generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "continues" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements, which generally involve known and unknown risks, uncertainties and other facts that may cause the actual results, performance or achievements of the company to be materially different from those expressed or implied by such forward-looking statements. Such factors may include the following: competitive responses to the company's products; an inability to satisfy market demand; regulatory matters, insufficient product volumes and quality provided by suppliers; continued effectiveness of celebrity-based advertising and marketing; availability of capital to fund expansion; ability to maintain intellectual property; general economic, business and market conditions; continued retention of key personnel and their success in executing the business plan; maintenance of key trademarks, patents and licenses, and success of the company's exclusive endorsement and licensing arrangement with George Foreman. For a listing of risks applicable to the future prospects of the company, please refer to the company's reports to be filed with the SEC. The company makes no commitment to disclose any revisions to forward looking statements, or any facts, events or circumstances after the date hereof that bear upon forward looking statements.

"Knock-Out" is a federally registered trademark of Knockout Holdings, Inc.

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Contact:
     Investor Relations:
     Lippert/Heilshorn & Associates
     David Waldman/Jody Burfening, 212-838-3777 dwaldman@lhai.com or
     Press Contacts:
     J.M. Glass + Associates, Ltd.
     Tracy Teitelbaum, 847-267-9500
     tracy@jmglass.com
     or
     Stacey Nunez, 847-267-9500
     stacey@jmglass.com

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Source: Knockout Holdings, Inc.